UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            February 14, 2005

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	1-7699	95-1948322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3125 Myers Street, Riverside, California    92503-5527

(Address of principal executive offices)

                Registrant’s telephone number, including area code        (951) 351-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                              Entry into a Material Definitive Agreement.

As of February 14, 2005, Fleetwood Enterprises, Inc.’s financial services subsidiary, HomeOne Credit Corp., entered into an amendment to its $75 million warehouse line of credit with Greenwich Capital Financial Products, Inc. extending the termination date from February 14, 2005 to March 15, 2005. All other terms and conditions of the warehouse line of credit remain the same, including the limited guaranty of Fleetwood Enterprises, Inc. of obligations under the line of credit.  The purpose of the latest extension is to again provide the parties with additional time to document a renewal of the facility; however, no assurance can be given that HomeOne will be successful in its efforts to either renew the facility or to obtain a similar facility.

As of January 31, 2005, outstanding borrowings under the line of credit were approximately $37,811,000.

Item 2.03.                                              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01                                                 Financial Statements and Exhibits.

                                                (a)           Inapplicable.

                                                (b)           Inapplicable.

                                                (c)           Exhibits.

                10.1                           Amendment Number Three to the Master Loan and Security Agreement

Index to Exhibits

10.1                           Amendment Number Three to the Master Loan and Security Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: February 16, 2005

	By:	/s/ Leonard J. McGill

Leonard J. McGill

Senior Vice President, Corporate Finance; Chief Governance Officer